UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2020

SANGAMO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30171	68-0359556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

7000 Marina Blvd., Brisbane, California 94005
(Address of principal executive offices) (Zip Code)

(510) 970-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SGMO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2020, at the annual meeting of stockholders (the “Annual Meeting”) of Sangamo Therapeutics, Inc. (the “Company”), the Company’s stockholders approved the amendment and restatement of the Sangamo Therapeutics, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) to, among other things, increase the number of shares of the Company’s common stock reserved for issuance under the 2018 Plan by 9,900,000 shares (the “Amended and Restated 2018 Plan”).

The Amended and Restated 2018 Plan previously had been approved, subject to stockholder approval, by the Compensation Committee of the Board of Directors of the Company (the “Board”). The Amended and Restated 2018 Plan became effective immediately upon stockholder approval at the Annual Meeting.

The terms of the Amended and Restated 2018 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance stock awards that may be settled in cash, stock, or other property.

A more detailed summary of the material features of the Amended and Restated 2018 Plan, including the terms of stock option and restricted stock unit grants thereunder, are set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 2, 2020 (the “Proxy Statement”). Those summaries and the foregoing descriptions are qualified in their entirety by reference to the full text of the Amended and Restated 2018 Plan which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting, the Company’s stockholders approved and adopted the Fourth Certificate of Amendment (the “Fourth Certificate of Amendment”) of the Company’s Seventh Amended and Restated Certificate of Incorporation, as amended, to increase the total number of authorized shares of common stock from 160,000,000 shares to 320,000,000 shares.

The Fourth Certificate of Amendment previously had been approved, subject to stockholder approval, by the Board.

A detailed discussion of the Fourth Certificate of Amendment is set forth in the Proxy Statement and a copy thereof is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the following proposals were approved by the stockholders: (i) the election of the nine nominees for director listed in the Proxy Statement to serve on the Board until the next annual meeting of stockholders to be held in 2021 or until their successors are duly elected and qualified; (ii) the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement; (iii) the approval of the Amended and Restated 2018 Plan; (iv) the approval of the Fourth Certificate of Amendment; and (v) the ratification of the appointment by the Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, each by the votes set forth below:

Proposal 1: Election of Directors:

Each of the nominees for director listed in the Proxy Statement was elected by the votes set forth below:

Name of Director	For	Against	Abstain	Broker Non-Votes
Robert F. Carey	56,259,277	2,464,148	665,660	32,529,245
Stephen G. Dilly, M.B.B.S, Ph.D.	56,160,687	2,577,050	651,348	32,529,245
Alexander D. Macrae, M.B., Ch.B., Ph.D.	56,141,331	2,808,368	439,386	32,529,245
John H. Markels, Ph.D.	56,342,756	2,281,204	765,125	32,529,245
James R. Meyers	56,309,162	2,301,497	778,426	32,529,245
H. Stewart Parker	55,958,809	2,872,910	557,366	32,529,245
Saira Ramasastry	50,356,829	8,548,195	484,061	32,529,245
Karen L. Smith, M.D., Ph.D., M.B.A., L.L.M.	56,256,307	2,443,528	689,250	32,529,245
Joseph S. Zakrzewski	56,190,486	2,475,464	723,135	32,529,245

Proposal 2: Approval, on an advisory basis, of the compensation of the named executive officers as disclosed in the Proxy Statement:

For	Against	Abstain	Broker Non-Votes
53,872,983	4,906,478	609,624	32,529,245

Proposal 3: Approval of the Amended and Restated 2018 Plan:

For	Against	Abstain	Broker Non-Votes
49,103,018	9,901,759	384,308	32,529,245

Proposal 4: Approval of the Fourth Certificate of Amendment:

For	Against	Abstain	Broker Non-Votes
72,685,331	18,376,302	856,697	—

Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Votes
87,887,748	2,995,603	1,034,979	—

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Fourth Certificate of Amendment of the Seventh Amended and Restated Certificate of Incorporation of Sangamo Therapeutics, Inc.

10.1	Amended and Restated 2018 Equity Incentive Plan of Sangamo Therapeutics, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO THERAPEUTICS, INC.

Dated: May 22, 2020	By:	/s/ Gary H. Loeb
	Name:	Gary H. Loeb
	Title:	Executive Vice President and General Counsel